Exhibit 4.1

EXECUTION VERSION

NEW CARCO ACQUISITION LLC,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

INDENTURE

Dated as of June 10, 2009

$4,587,000,000 NOTES DUE 2023

-i-

-ii-

-iii-

		Page
Section 14.02	Acts of Board, Committee or Officer of Successor Corporation Valid	58
Section 14.03	Required Notices or Demands	58
Section 14.04	Indenture and Securities to be Construed in Accordance with the Laws of the State of New York	59
Section 14.05	Waiver of Right to Trial by Jury	59
Section 14.06	Indenture May be Executed in Counterparts	59

Exhibit A	Form of Security

Schedule 1.01(a)	Auburn Hills Property
Schedule 1.01(b)	Other Permitted Indebtedness

-iv-

INDENTURE, dated as of the 8th day of June, 2009, among NEW CARCO ACQUISITION LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”) having its principal office at 1000 Chrysler Drive, Auburn Hills, Michigan 48326, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (hereinafter sometimes called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, for its lawful corporate purposes, the Company deems it necessary to issue its securities and has duly authorized the execution and delivery of this Indenture to provide for the issuance of its senior unsecured notes due 2023 (herein called the “Securities”); and

WHEREAS, all things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed by the Company, and the execution of this Indenture has in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are made, executed, authenticated, issued and delivered, the Company and the Trustee covenant and agree with each other, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

Section 1.01 Certain Terms Defined. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

ABS Subsidiaries: a direct or indirect Subsidiary of the Company that enters into asset-backed securities transactions with respect to vehicle leases originated under the Gold Key Lease Program or any other similar program.

Accounting Principles: means generally accepted accounting principles in the United States as in effect from time to time; provided, that if the Company elects to use international financial reporting standards to prepare its financial statements the Accounting Principles shall be international financial reporting standards as in effect from time to time.

Act: The term “Act”, when used with respect to any Holder, shall have the meaning specified in Section 1.04.

Affiliate; Control: The term “Affiliate” of any specified Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. For the avoidance of doubt, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and its Affiliates shall be deemed to be Affiliates of the New VEBA.

Amortization Payment: The term “Amortization Payment” shall have the meaning specified in Section 3.01.

Amortization Payment Date: The term “Amortization Payment Date” shall have the meaning specified in Section 3.01.

Applicable Procedures: The term “Applicable Procedures” means, with respect to any transfer, Prepayment or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer, Prepayment or exchange.

Attributable Obligations: in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments required to be paid during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with the Accounting Principles; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligations.”

Auburn Hills Property: the real property described on Schedule 1.01(a), which is the Company’s chief executive office.

Authorized Newspaper: The term “Authorized Newspaper” shall mean a newspaper printed in the English language and customarily published at least once a day on each business day in each calendar week and of general circulation in the Borough of Manhattan, the City and State of New York, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

Authorized Officer: The term “Authorized Officer” shall mean, with respect to the Company, the chief executive officer, president, vice president, chief accounting officer, chief financial officer, treasurer, assistant treasurer or controller, secretary or assistant secretary, or, in each case, any individual with a substantially equivalent title.

Auto Supplier Support Credit Agreement: Credit Agreement dated as of April 7, 2009 between the Auto Supplier Support SPV, as borrower, and the United States Department of the Treasury.

Auto Supplier Support SPV: Chrysler Receivables SPV, LLC.

Bankruptcy Code: The term “Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

Board of Directors: The term “Board of Directors” or “Board”, when used with reference to the Company, shall mean the board of managers (or the equivalent) of the Company or any committee or designee of such board duly authorized to act with respect hereto.

Board Resolution: The term “Board Resolution”, when used with reference to the Company, shall mean a copy of a resolution certified by the secretary or assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

business day: The term “business day” shall mean any day other than a Saturday or Sunday and other than a day on which banking institutions in New York, New York are authorized or obligated by law or regulation to close.

Canadian Facility Agreement: the Amended and Restated Loan Agreement, dated as of June 10, 2009, by and among Chrysler Canada, as borrower, certain of its subsidiaries party thereto, and the Canadian Lender, as lender.

Canadian Lender: the Export Development Canada, a corporation established pursuant to the laws of Canada, and its successors and assigns.

Canadian VEBA Notes: unsecured Indebtedness of Chrysler Canada or its Subsidiaries, to be issued to an independent Health Care Trust of Chrysler Canada or its Subsidiaries, in the aggregate original principal amount of up to CAD$1,150,000,000.

Canadian Warranty General Partner: 2204860 Ontario Inc.

Canadian Warranty SPV: CCI Warranty LP, an Ontario limited partnership of which the Canadian Warranty General Partner is the general partner and the Borrower is the limited partner.

Canadian Warranty Support Program: the program established by the Canadian Lender to ensure that the limited warranty obligations of Chrysler Canada Inc. and its Subsidiaries with respect to vehicles sold in Canada from April 7, 2009 through July 31, 2009 are honored, as more fully described in the Administration Agreement, dated as of May 27, 2009, among Canadian Warranty SPV, Chrysler Canada Inc., the Canadian Lender, and Home Trust Company, a Canadian Trust company, as trustee of the Canadian Warranty SPV.

Capital Lease Obligations: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Accounting Principles and, for the purposes of these Securities, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with Accounting Principles.

Capital Stock: The term “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation or an individual) and any and all warrants, rights or options to purchase any of the foregoing.

Cash or cash: The terms “Cash” or “cash” shall mean such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

Cash Equivalents: means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve (12) months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or Canada or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency in the United States or Canada, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within thirteen months from the date of acquisition; (d) repurchase obligations of any bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) repurchase obligations of a broker-dealer that is (i) on the list of primary dealers maintained by the Federal Reserve Bank of New York, as amended from time to time, and (ii) is affiliated with a bank satisfying the requirements of clause (b), having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s or equivalent rating; (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (i) investments in any foreign equivalents of the securities or other instruments described in clauses (a) through (h) above, provided that such investments may be made in countries which have a country rating of less than “A” by nationally recognized rating agencies through an in-country bank or trust company which has combined capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof) and which has outstanding debt rated at least the equivalent of the country rating.

Chrysler Canada: New CarCo Acquisition Canada Holdings Limited, a corporation organized under the laws of Canada.

Close of Business: The term “Close of Business” shall mean 5:00 p.m., New York City time.

Commission: The term “Commission” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934 or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Securities Exchange Act of 1934, then the body performing such duties at such time.

Company: The term “Company” shall mean New Carco Acquisition LLC, a Delaware limited liability company, and, subject to the provisions of Article Eight, shall also include its successors and assigns.

Company Request; Company Order: The term “Company Request” or “Company Order” shall mean a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

Competitor: The term “Competitor” shall mean a mass producer of automobiles and light trucks.

Conversion Vehicle Wholesale Financing Program: (i) a financing program provided by FinCo or its Subsidiaries pursuant to which (a) FinCo or its Subsidiaries provides wholesale financing to recreational truck and van conversion companies and manufacturers of specialized bodies and equipment on vehicles which are consignees of the Company (the “Converters”) to enable such Persons to hold on consignment from the Company or any of its Subsidiaries vehicles, chassis, other merchandise and inventory (the “Merchandise”) manufactured by the Company and its Subsidiaries for the sole purpose of storing, upfitting or adding to the Merchandise, which financings are secured by such Merchandise and repaid with the proceeds of the sale of such Merchandise by the Company, (b) the Company is obligated to pay (on behalf of the Converters) to FinCo or its Subsidiaries a portion of the first 90 days of interest accruing on such loans and (c) the Company is obligated to purchase the Merchandise from the Converters upon completion of the conversion, or (ii) any similar program with GMAC, or (iii) any similar program with another lender that has been approved in accordance with the Credit Agreement prior to the termination of the Credit Agreement (which program may continue after the termination of the Credit Agreement) or any similar program with another lender that has been approved in advance in writing by the Trustee (in its sole discretion).

Consolidated Leverage Ratio: as of any date, the ratio of (a) Consolidated Total Debt, less the sum of cash and Cash Equivalents held by the Company and its Subsidiaries (or in the case of a newly acquired Subsidiary for purposes of clause (p) of the definition of Permitted Indebtedness, such newly acquired Subsidiary and its Subsidiaries), excluding Restricted Cash, on such day to (b) EBITDA for the period of four fiscal quarters ended on the last day of the most recent fiscal quarter for which financial statements have been delivered to the Trustee.

Consolidated Total Debt: at any date, the aggregate principal amount of all Indebtedness (excluding all Indebtedness of the ABS Subsidiaries, the Auto Supplier Support SPV or the Canadian Warranty SPV) of the Company and its Subsidiaries (or in the case of a newly acquired Subsidiary for purposes of clause (p) of the definition of Permitted Indebtedness, such newly acquired Subsidiary and its Subsidiaries) that would be reflected on the consolidated balance sheet of the Company and its Subsidiaries (or in the case of a newly acquired Subsidiary for purposes of clause (p) of the definition of Permitted Indebtedness, such newly acquired Subsidiary and its Subsidiaries) as of such date in accordance with the Accounting Principles.

Contractual Obligation: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Corporate Trust Office: The term “Corporate Trust Office” or other similar term shall mean the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-2292, Attention: Global Corporate Trust, except that with respect to the presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

corporation: The term “corporation” includes corporations, associations, companies (including limited liability companies) and business trusts or any similar entity.

Credit Agreement: the First Lien Credit Agreement, dated as of June 10, 2009, by and between Chrysler Group LLC, as borrower, and the United States Department of the Treasury, as lender.

Debt: The term “Debt” shall mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

Default: The term “Default” shall mean any of the events specified in Section 5.01, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

Depository: The term “Depository” shall mean, with respect to any Global Securities, DTC, another clearing agency or any successor registered under the Securities Exchange Act of 1934 or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.02 or 3.01.

Dollars: the lawful money of the United States.

Domestic Subsidiary: The term “Domestic Subsidiary” shall mean any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America.

DTC: The term “DTC” shall mean The Depository Trust Company, New York, New York.

EBITDA: for any period, Net Income plus, to the extent deducted in determining Net Income, the sum of: (a) Interest Expense, amortization or write-off of debt discount, other deferred financing costs and other fees and charges associated with Indebtedness, plus (b) tax expense, plus (c) depreciation, plus (d) amortization, write-offs, write-downs, asset revaluations and other non-cash charges, losses and expenses, plus (e) impairment of intangibles, including goodwill, plus (f) extraordinary expenses or losses (as determined in accordance with the Accounting Principles) including an amount equal to any extraordinary loss, plus (g) any net loss realized by the Company and its Subsidiaries (or in the case of a newly acquired Subsidiary for purposes of clause (p) of the definition of Permitted Indebtedness, such newly acquired Subsidiary and its Subsidiaries) in connection with any disposition or the extinguishment of Indebtedness, plus (h) all pension, OPEB or other employee benefit costs, expenses and charges other than service costs, plus (i) losses (but minus gains) due solely to fluctuations in currency values and the related tax effects in accordance with the Accounting Principles, plus (j) loss attributable to discontinued operations, plus (k) losses (but minus gains) attributable to the cumulative effect of a change in accounting principles, plus (l) non-recurring costs, charges and expenses during such period, plus (m) the amount, if positive, of the sum of non-cash expenses for minority interests, less dividends paid to minority parties, minus (n) to the extent included in Net Income, extraordinary gains (as determined in accordance with GAAP), together with any related provision for taxes on such extraordinary gain, all calculated without duplication for the Company and its Subsidiaries the Company and its Subsidiaries (or in the case of a newly acquired Subsidiary for purposes of clause (p) of the definition of Permitted Indebtedness, such newly acquired Subsidiary and its Subsidiaries) on a consolidated basis for such period; provided that, solely for purposes of determining the Consolidated Leverage Ratio for the first periods of one, two and three consecutive fiscal quarters of the Company and its Subsidiaries ended after June 10, 2009, EBITDA shall be calculated by multiplying the amount determined pursuant to this definition (excluding this proviso) for such one, two or three fiscal quarter period by 4, 2 and 4/3, respectively. For purposes of this Agreement, EBITDA shall be adjusted on a pro forma basis to include, as of the first day of any applicable period, any acquisition and any disposition consummated during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any acquisition and any disposition consummated during such period and any Pro forma Cost Savings attributable thereto, each calculated on a basis consistent with the Accounting Principles or as otherwise approved by the Trustee in its sole discretion.

Event of Default: The term “Event of Default” shall have the meaning specified in Section 5.01.

FinCo: Chrysler Financial Services Americas LLC, a Michigan limited liability company and its successors.

Foreign Subsidiary: The term “Foreign Subsidiary” shall mean any Subsidiary of the Company that is not a Domestic Subsidiary.

Gelco Lease Program: (i) a Sale/Leaseback Transaction pursuant to which the Company and its Subsidiaries manufacture and sell vehicles to Gelco Corporation (doing business as GE Fleet Services (“GE Fleet”)), which vehicles are then leased to the Company pursuant to the terms of a lease for use by the Company in its company car program in the ordinary course of business, as more fully described in and pursuant to the terms of Master Lease Agreements, dated October 31, 2001 and November 30, 2007, by and between GE Fleet and Chrysler LLC, together with all related schedules thereto and servicing and agency agreements (ii) any similar program with GMAC, or (iii) any similar program with another lender that has been approved in accordance with the Credit Agreement prior to the termination of the Credit Agreement (which program may continue after the termination of the Credit Agreement) or any similar program with another lender that has been approved in advance in writing by the Trustee (in its sole discretion).

Global Engine JV Subsidiaries: means the Global Engine Asset Company LLC, a Delaware limited liability company and the Global Engine Manufacturing Alliance LLC, a Delaware limited liability company.

Global Security: The term “Global Security” shall mean one or more Securities executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which (i) shall be registered in the name of the Depository or its nominee and (ii) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of such of the Outstanding Securities as shall be specified therein.

GMAC: GMAC, LLC.

GMAC MAFA Agreement: MAFA Term Sheet, Summary of Required Terms, Chrysler-GMAC Master Financial Services Agreement (GMAC MAFA), dated as of April 30, 2009, between the Company (as assignee of Chrysler LLC) and GMAC, and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.13 of the Credit Agreement.

GMAC Master Agreement: Master Transaction Agreement, dated as of May 15, 2009, between the Treasury, GMAC LLC, U.S. Dealer Automotive Receivables Transaction LLC and the Company (as assignee of Chrysler LLC), and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.13 of the Credit Agreement.

GMAC Transaction Documents: collectively, the GMAC MAFA Agreement, the GMAC Master Agreement and the RSA Term Sheet.

Gold Key Lease Program: (i) the program pursuant to which Chrysler Financial Services Canada Inc. (“CFSC”) purchases, as agent and bare trustee, vehicles manufactured or distributed by Chrysler Canada Inc. from dealerships with the proceeds of loans made to it by CFSC, and then leased by CFSC, as agent and bare trustee for Chrysler Canada Inc., to the customers of CFSC, the lease payments (and related vehicles) of which are pledged to CFSC and the proceeds thereof are used to repay any outstanding loans owing by Chrysler Canada Inc. to CFSC, as more fully described in and pursuant to the terms of (1) that certain Amended and Restated Gold Key Administration Agreement, dated as of August 1, 2007, by and between Chrysler Canada Inc. and CFSC, and (2) that certain Amended and Restated Loan Agreement dated as of December 31, 2002 between Chrysler Canada Inc. and CFSC, or (ii) any similar program with GMAC, or (iii) any similar program with another lender that has been approved in accordance with the Credit Agreement prior to the termination of the Credit Agreement (which program may continue after the termination of the Credit Agreement) or any similar program with another lender that has been approved in advance in writing by the Trustee (in its sole discretion).

Governmental Authority: any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or foreign.

Guarantee Obligations: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

Holder: The term “Holder” shall mean a Person in whose name a Security is registered in the Security Register.

Indebtedness: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and Attributable Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Indebtedness shall not include vehicle guarantee depreciation programs of any Subsidiary, any perpetual preferred Capital Stock of a MID, or vehicle repurchase obligations or other risk-sharing arrangement with the Company or any of its Subsidiaries, including, without limitation, pursuant to dealer franchise agreements or applicable law such as state dealer franchise laws.

Indenture: The term “Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

Interest Expense: for any period, gross interest expense (including amortization of debt issuance costs, the interest component of any deferred interest payments, the interest component of all payments associated with Capital Lease Obligations and Attributable Obligations, imputed interest with respect to all Capital Lease Obligations and Attributable Obligations, imputed interest with respect to all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net of the effects of all payments made or received pursuant to Swap Agreements in respect of interest rates to the extent such payments are received or made during such period, in each case determined on a consolidated basis in accordance with the Accounting Principles).

IPO: The term “IPO” shall mean with respect to the Company, an initial public offering of the equity securities of the Company or any of its Affiliates holding the majority of the Company’s assets used in automobile design, production, marketing, distribution and sales, whether such offering is primary or secondary, underwritten by a nationally recognized investment bank, pursuant to a registration statement filed under the Securities Act of 1933 and declared effective by the Commission (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act of 1933 is applicable, or a registration statement on Form S-4, Form S-8 or a successor to one of those forms).

Issue Date: June 10, 2009.

JV Subsidiary: any Subsidiary of the Company which is not a Wholly Owned Subsidiary in which holders of the Capital Stock therein other than the Company and its Subsidiaries have a material interest and as to which the business and management thereof is jointly controlled by the holders of the Capital Stock therein pursuant to customary joint venture arrangements.

Lien: any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

MID: any Subsidiary that is a marketing investment dealership.

Net Income: for any period, the net income (or loss) of the Company and its Subsidiaries (or in the case of a newly acquired Subsidiary for purposes of clause (p) of the definition of Permitted Indebtedness, such newly acquired Subsidiary and its Subsidiaries) calculated on a consolidated basis for such period determined in accordance with the Accounting Principles.

New VEBA: The term “New VEBA” shall mean the UAW Retiree Medical Benefits Trust, a voluntary employees’ beneficiary association trust.

Non-Recourse Debt: Indebtedness of a Person: (a) as to which no Domestic Subsidiary provides any Guarantee Obligation or credit support of any kind or is directly or indirectly liable (as a guarantor or otherwise); and (b) which does not provide any recourse against any of the assets of any Domestic Subsidiary. Notwithstanding the foregoing, the obligation to make capital contributions pursuant to the governing documents of any JV Subsidiary shall not invalidate the status of the Indebtedness of such JV Subsidiary classified as Non-Recourse Debt pursuant to the terms of this definition.

Officer’s Certificate: The term “Officer’s Certificate”, when used with reference to the Company, shall mean a certificate signed by an Authorized Officer. Each such certificate shall include (except as otherwise provided in this Indenture) the statements provided for in Section 1.02, if and to the extent required by the provisions thereof.

OPEB: other post-employment benefits.

Opinion of Counsel: The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, and delivered to the Trustee. Each such opinion shall include the statements provided for in Section 1.02, if and to the extent required by the provisions thereof.

Outstanding: The term “Outstanding”, when used with respect to Securities, shall mean, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

(iii) Securities for which Prepayment in full money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

(iv) Securities, except (A) Securities which have been discharged pursuant to Section 4.01 of this Indenture or (B) to the extent provided in Sections 12.02 and 12.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve;

provided, however, that, in determining whether the Holders of the requisite interest of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Securities owned by the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor (other than the New VEBA) shall be disregarded and deemed not to be Outstanding for the purposes of such determination, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor (other than the New VEBA).

Outstanding Amount: as of any date of determination (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (b) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof, plus the aggregate unreimbursed drawn amount thereof, (c) with respect to hedging obligations, the aggregate amount recorded by the Company or any Subsidiary as its net termination liability thereunder calculated in accordance with the Company’s customary accounting procedures, (d) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Company or any Subsidiary and such provider or (ii) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (e) with respect to any other obligations, the aggregate outstanding amount thereof.

Paying Agent: The term “Paying Agent” shall mean any Person authorized by the Company to make payments in respect of the Securities on behalf of the Company.

Permitted Indebtedness means:

(a) Indebtedness of any Subsidiary pursuant to the Credit Agreement or the Canadian Facility Agreement;

(b) Indebtedness incurred by Chrysler Canada or its Subsidiaries pursuant to the terms of the PHW Claims Program or under the Canadian VEBA Notes;

(c) the Indebtedness of any Subsidiary under these Securities;

(d) Indebtedness owing to GMAC under the GMAC Transaction Documents;

(e) (i) Indebtedness of Chrysler Canada and any of its Subsidiaries under the Gold Key Lease Program and (ii) Indebtedness consisting of asset-backed securities issued by one or more ABS Subsidiaries solely to the extent that such Indebtedness is recourse solely to the assets of such ABS Subsidiary issuing such securities and not guaranteed by any other Subsidiary other than another ABS Subsidiary, provided that the aggregate Outstanding Amount of all Indebtedness under clauses (i) and (ii) does not exceed CAD $5,000,000,000 at any one time outstanding;

(f) Indebtedness under any Conversion Vehicle Wholesale Financing Program in an aggregate Outstanding Amount not exceeding $90,000,000 at any one time outstanding;

(g) Indebtedness under any Gelco Lease Program;

(h) Indebtedness of any Subsidiary owing to (a) the Company or any Subsidiary Guarantor or (b) any other Subsidiary (including, in each case, intercompany ledger balances in connection with customary cash management practices among the Company and its Subsidiaries); provided that any such Indebtedness owing to a Subsidiary that is not a Subsidiary Guarantor (other than from a Foreign Subsidiary to another Foreign Subsidiary) shall be subordinated in right of payment to the Securities pursuant to a subordination agreement;

(i) Guarantee Obligations incurred in the ordinary course of business by the Subsidiaries of obligations of any Subsidiary Guarantor otherwise permitted hereunder;

(j) Purchase Money Indebtedness, Capital Lease Obligations and Attributable Obligations; provided, that (1) the aggregate amount of all such Purchase Money Indebtedness, Capital Lease Obligations and Attributable Obligations does not exceed $100,000,000; (2) the Purchase Money Indebtedness, Capital Lease Obligations or Attributable Indebtedness when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed; and (3) there is no recourse to any property or asset of any Subsidiary other than the assets of the Subsidiary who has financed such asset;

(k) Indebtedness outstanding on the date hereof and listed on Schedule 1.01(b);

(l) Non-Recourse Debt;

(m) Indebtedness of the Global Engine JV Subsidiaries;

(n) unsecured Guarantee Obligations of any Subsidiary in respect of Indebtedness of a JV Subsidiary otherwise permitted hereunder;

(o) unsecured Guarantee Obligations of any Foreign Subsidiary in respect of Indebtedness of any other Foreign Subsidiary otherwise permitted hereunder;

(p) Indebtedness of a newly acquired Subsidiary whose Consolidated Leverage Ratio immediately prior to its acquisition does not exceed 2.50:1.00 that is outstanding on the date such Subsidiary is acquired; provided that any such Indebtedness was not created in contemplation of such purchase or other acquisition in contravention of Section 10.05;

(q) Indebtedness in respect of, represented by, or in connection with appeal, bid, performance, surety, customs or similar bonds issued for the account of any Subsidiary, the performance of bids, tenders, sales or contracts (in each case, other than for the repayment of borrowed money), statutory obligations, workers’ compensation claims, unemployment insurance, other types of social security or pension benefits, self-insurance and similar obligations and arrangements, in each case, to the extent incurred in the ordinary course of business;

(r) Indebtedness in respect of letters of credit (other than in respect of borrowed money);

(s) Indebtedness arising from industrial revenue, development bond or similar financings where any Subsidiary is both the lessee of the financial property and the holder of the bonds and the Subsidiary has no material obligations except for payments in lieu of taxes and obligations as a lessee;

(t) Indebtedness in respect of loans, grants or other arrangements made by a government or quasi-government entity (other than, unless at least 95% of the net proceeds are used to prepay the Securities, conduit Indebtedness in connection with state or municipal bonds or loans from states or municipalities in the United States), including Indebtedness arising from loans, grants or other arrangements made pursuant to Section 136 of the Energy Independence and Security Act of 2007 (Public Law 110-140; 42 U.S.C. 17013);

(u) Indebtedness of the Subsidiaries in respect of netting services, overdraft protections, employee/corporate credit card programs and other similar arrangements in connection with deposit accounts in the ordinary course of business;

(v) unsecured Guarantee Obligations in connection with guarantees or other credit support provided by Chrysler Canada, Chrysler de Mexico, S.A. de C.V. or any of their respective Subsidiaries for the benefit of Mexican or Canadian suppliers and dealerships in an Outstanding Amount not to exceed $50,000,000 at any time;

(w) Indebtedness of, or Guarantee Obligations of any Subsidiary in respect of Indebtedness of, MIDs incurred, in each case, in the ordinary course of business and consistent with past practices to finance vehicle inventory, other assets and working capital; provided, that the Indebtedness of, or Guarantee Obligations of all Subsidiaries in respect of Indebtedness of MIDs other than in respect of floorplan financing shall not exceed $60,000,000;

(x) to the extent the same constitutes Indebtedness, the obligation of any Subsidiary to make capital contributions to a JV Subsidiary to the extent required by the governing documents of such JV Subsidiary in effect on the date hereof;

(y) any Permitted Refinancing;

(z) Indebtedness of Auto Supplier Support SPV under the Auto Supplier Support Credit Agreement in an Outstanding Amount not to exceed the Outstanding Amount on the Issue Date;

(aa) Indebtedness of the Warranty SPV under the Warranty Support Program or of the Canadian Warranty SPV under the Canadian Warranty Support Program;

(bb) Indebtedness incurred by any Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with investments or permitted dispositions that are allowed under the Credit Agreement of any business, asset or any Capital Stock of a Subsidiary;

(cc) Indebtedness under that certain Loan Agreement dated as of August 3, 2007, between Auburn Hills Owner LLC and Citigroup Global Markets Realty Corp., relating to the Auburn Hills Property, and any Permitted Refinancing thereof; and

(dd) Indebtedness, in addition to any other Indebtedness permitted above, in an aggregate Outstanding Amount at any time not to exceed $175,000,000 (or if incurred in foreign currency at the Dollar equivalent at the time of incurrence).

Permitted Refinancing: any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Permitted Indebtedness; provided that the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded; and, provided, further, that (x) any such Indebtedness issued to refinance Indebtedness of the type described in paragraph (t) of the definition of “Permitted Indebtedness must also qualify under said paragraph (t) and (y) on and after February 29, 2012, such Indebtedness may be issued in exchange for, or the net proceeds used to extend, refinance, renew, replace, defease, discharge or refund Indebtedness of the type described in paragraph (a), (b), (p), or (cc) of the definition of “Permitted Indebtedness” if at the time of such issuance the Consolidated Leverage Ratio is less than 4.5:1.

Person: The term “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

PHW Claims Program: Means the plan and treatment for funding pension obligations and health and welfare trust obligations in Canada.

Place of Payment: The term “Place of Payment”, when used with respect to the Securities, shall mean the place or places where payments on the Securities are payable, as specified in Section 3.01.

Predecessor Security: The term “Predecessor Security” of any particular Security shall mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

Prepayment: The term “Prepayment” shall have the meaning specified in Section 3.01.

Prepayment Date: The term “Prepayment Date” shall mean, when used with respect to any Prepayment, the date fixed for such Prepayment by or pursuant to this Indenture.

Private Placement Legend: The term “Private Placement Legend” means the legend set forth on the Securities in the form set forth in Exhibit A to be placed on all Securities issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

Pro forma Cost Savings: means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition or a disposition that occurred during the four quarter period or after the end of the four quarter period and on or prior to the applicable calculation date and calculated on a basis that is consistent with Regulation S-X, (ii) were actually implemented by the business that was the subject of any such acquisition or disposition within six months after the date of the acquisition or disposition and prior to the applicable calculation date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition or disposition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officers’ certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be set forth in a certificate delivered to the Trustee from the Company’s chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

Purchase Money Indebtedness: means Indebtedness of any Subsidiary incurred to finance the purchase of fixed or capital assets that is incurred at the time of, or within 120 days after, the acquisition of such property.

Regular Record Date: The term “Regular Record Date” for the amount payable on any Amortization Payment Date on the Securities shall mean the date specified for that purpose as specified in Section 3.01.

Requirements of Law: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

Requisite Holder: The term “Requisite Holder” means Holders of at least 25% in interest in the Outstanding Securities.

Responsible Officer: The term “Responsible Officer”, when used with respect to the Trustee, shall mean any officer assigned to the Global Corporate Trust department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Cash: cash, in whatever currency of denomination, and Cash Equivalents of the Company or any of its Subsidiaries (or in the case of any newly acquired Subsidiary for purposes of clause (p) of the definition of Permitted Indebtedness, such newly acquired Subsidiary and its Subsidiaries) (i) that is subject to a Lien (other than Liens created under the security documents entered into in connection with any of the Credit Agreement or the Canadian Facility Agreement, or any Permitted Refinancings thereof, and other than ordinary course set off rights of depository banks for charges and fees related to amounts held therewith), or (ii) the use of which is otherwise restricted pursuant to any Requirement of Law or Contractual Obligation. Notwithstanding the foregoing, none of the cash, in whatever currency of denomination, and Cash Equivalents of the Company or any of its Subsidiaries deposited with a trustee of any short term or long-term voluntary employee’s beneficiary association which the Company or relevant Subsidiary may access on an unrestricted basis for use in its business shall constitute Restricted Cash.

Restricted Security: The term “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act of 1933; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

RSA Term Sheet: Risk Sharing Term Sheet, dated as of May 6, 2009, among Chrysler LLC, FinCo and the Company, and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.13 of the Credit Agreement.

Sale/Leaseback Transaction: means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or any of its Subsidiaries of any property, whether owned by the Company or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

Securities: The term “Securities” shall have the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

Securities Act of 1933: The term “Securities Act of 1933” shall mean the Securities Act of 1933, as amended.

Securities Exchange Act of 1934: The term “Securities Exchange Act of 1934” shall mean the Securities Exchange Act of 1934, as amended.

Security Register; Security Registrar: The terms “Security Register” and “Security Registrar” shall have the respective meanings set forth in Section 3.05.

Subject Securities: The term “Subject Securities” shall mean (i) all outstanding Securities held or beneficially owned by the New VEBA (or any of its Affiliates) and (ii) all other outstanding Securities held or beneficially owned by any other Person, other than, solely in the case of subclause (ii), Securities held or beneficially owned by such other Person that were acquired either (x) pursuant to a registration statement filed under the Securities Act of 1933 and declared effective by the Commission or (y) if after the consummation of an IPO, otherwise in reliance upon Rule 144 or Rule 145 under the Securities Act of 1933.

Subsidiary: The term “Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which a majority of the voting stock is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Company. As used herein, the term “voting stock” shall mean with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

Subsidiary Guarantor: any Subsidiary of the Company that guarantees the Company’s obligation under the Indenture and the Securities.

Swap Agreement: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

Trustee: The term “Trustee” shall mean U.S. Bank National Association and, subject to the provisions of Article Six, shall also include its successors and assigns.

Trust Indenture Act of 1939 or TIA: The term “Trust Indenture Act of 1939” or “TIA” (except as herein otherwise expressly provided) shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

Voting Stock: with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

Warranty SPV: Chrysler Warranty SPV LLC, a Delaware limited liability company.

Warranty Support Program: the program established by the United States Department of the Treasury to ensure that the limited warranty obligations of the Company and its Subsidiaries with respect to vehicles sold from March 30, 2009 through June 30, 2009 are honored, as more fully described in the Administration Agreement, dated as of April 29, 2009, between Warranty SPV, the Company, Chrysler Motors LLC, Chrysler Canada Inc., Chrysler de Mexico S.A. de C.V., and Chrysler International Corporation.

Wholly Owned Subsidiary: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.06 Separability Clause. In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.07 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.08 Legal Holidays. In any case where any Amortization Payment Date on the Securities shall not be a business day at any Place of Payment, then any such payment need not be made at such Place of Payment on such date, but may be made on the next succeeding business day at such Place of Payment with the same force and effect as if made on the Amortization Payment Date provided that no interest shall accrue for the period from and after such Amortization Payment Date to the next succeeding business day at such Place of Payment.

ARTICLE II

SECURITY FORMS

Section 2.01 Forms Generally. The Securities shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (but that does not affect or change the rights, duties or responsibilities of the Trustee), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them.

The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officer executing such Securities, as evidenced by their execution thereof.

Section 2.02 Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Section 3.01 that the Securities are to be issued as a Global Security, then, notwithstanding Section 3.02, the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, the Global Security, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of such of the Outstanding Securities as shall be specified therein, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instruction and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.02 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.”

(b) Notwithstanding any other provision of this Section 2.02 or of Section 3.05, the Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository. Any holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Securities may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

(c) If at any time the Depository for the Securities notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.02 shall no longer be applicable to the Securities and the Company will execute, and upon receipt of a Company Order the Trustee will authenticate and deliver, the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. In addition, the Company may at any time determine that the Securities shall no longer be represented by a Global Security and that the provisions of this Section 2.02 shall no longer apply to the Securities. In such event, the

Company will execute and upon receipt of a Company Order the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.02(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered on the Securities Register.

ARTICLE III

THE SECURITIES

Section 3.01 Terms.

(1) The Securities shall rank pari passu with other senior unsecured debt securities of the Company.

(2) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $4,587,000,000 except for Securities authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Securities pursuant to Sections 2.02, 3.04, 3.05, 3.06 or 9.05 of this Indenture.

(3) The principal amount of the Securities shall be due and payable in annual fixed payments, comprised of interest and amortized principal, as set forth in Section 3.01(4). Interest on any overdue payment on the Securities shall accrue at a rate of 9% per annum on the overdue amount from the applicable Amortization Payment Date to the date of actual payment.

(4) Payments, consisting of accrued and unpaid interest and amortized principal (together, an “Amortization Payment”) shall be due on July 15 of each year (each, an “Amortization Payment Date”), commencing July 15, 2010, to the Persons in whose name the Securities are registered at the Close of Business on July 1, whether or not a business day, immediately preceding the relevant Amortization Payment Date (each, a “Regular Record Date”). Each Amortization Payment in the table below shall include interest accrued through June 30th immediately preceding the applicable Amortization Payment Date. Aggregate Amortization Payments, subject to reduction in the event of Prepayments as provided in Article Eleven, in respect of all Securities issued shall be as follows:

Amortization Payment Date	Aggregate Amortization Payment Due
July 15, 2010	$315,000,000
July 15, 2011	$300,000,000
July 15, 2012	$400,000,000
July 15, 2013	$600,000,000
July 15, 2014	$650,000,000
July 15, 2015	$650,000,000
July 15, 2016	$650,000,000
July 15, 2017	$650,000,000
July 15, 2018	$823,800,000
July 15, 2019	$823,800,000
July 15, 2020	$823,800,000
July 15, 2021	$823,800,000
July 15, 2022	$823,800,000
July 15, 2023	$827,100,000

(5) Any payment on the Securities shall be payable at the Corporate Trust Office of the Trustee in Cash; provided, however, that at the option of the Company, any payment may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall have therefor been provided to the Security Registrar and shall appear on the Security Register.

(6) On any business day, in accordance with the terms of this Indenture, including, without limitation, Article Eleven of this Indenture, the Company may, without penalty, prepay all or any portion of the Securities, for Cash, at once or from time to time, upon no less than 2 business days nor more than 10 business days notice (which notice may be revoked by the Company at any time prior to such prepayment), each, a “Prepayment”).

(7) The Securities are not entitled to any sinking fund or analogous reserve.

(8) The authenticating agent and Paying Agent for the Securities shall initially be the Trustee.

(9) The Securities will be initially issued in definitive registered form. Upon the registration of the Securities under the Securities Act of 1933, or upon the expiration of any restrictions on transfer in accordance with Rule 144 under the Securities Act of 1933, the Company may determine that the Securities shall be issued (and that Outstanding Securities shall be exchanged for Securities issued) as a Global Security and shall determine the identity of the Depository for such Securities.

Section 3.02 Denominations. The Securities shall be issuable in definitive registered form without coupons and, except for any Global Security, are issuable only in initial denominations of $1,000 and in any integral multiple of $1,000 in excess thereof or any remaining principal amount of Securities, if less.

Section 3.03 Execution, Authentication, Delivery and Dating. The Securities shall be signed on behalf of the Company by an Authorized Officer, under its corporate seal reproduced thereon. Such signatures upon the Securities may be the manual or facsimile signatures of such present or any future Authorized Officers and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at the time they signed such Securities the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form or forms and terms of such Securities have been established in conformity with the provisions of this Indenture;

(b) that all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities; and

(c) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with.

The Trustee shall not be required to authenticate and deliver any such Securities if the Trustee, being advised by counsel, determines that such action (i) may not lawfully be taken or (ii) would expose the Trustee to personal liability.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine (but that does not affect or change the rights, duties or responsibilities of the Trustee), as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as the definitive Securities.

Section 3.05 Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the office or agency of the Company maintained pursuant to Section 10.02 a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall, subject to the provisions of Section 2.02, provide for the registration of Securities and transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Subject to the provisions of Section 2.02, upon surrender for registration of transfer of any definitive Security at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new definitive Securities of any authorized denominations and of a like aggregate principal amount.

Subject to the provisions of Section 2.02, at the option of the Holder, definitive Securities may be exchanged for other definitive Securities, of any authorized denominations and of a like aggregate principal amount, upon surrender of the definitive Securities to be exchanged at such office or agency. Whenever any definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the definitive Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (except in connection with the initial issuance of Securities to the New VEBA).

Prior to the registration of the Securities, the Securities may only be transferred in minimum denominations of $120,000,000 and any integral multiples of $1,000 in excess thereof or any remaining principal amount of the Securities, if less.

Prior to the consummation of an IPO, the Securities may not be transferred to any Person if such Person or any Affiliates thereof is a Competitor without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, if a Holder proposes to transfer all or any portion of its Subject Securities, the Holder shall promptly give the Company written notice of such intention to make such transfer (the “Offer Notice”). The Company shall have an option for a period of ten (10) days from delivery of the Offer Notice (the “Option Period”) to elect to offer to purchase from the Holder such Subject Securities. The Company may exercise such election option by notifying the Holder in writing before expiration of the Option Period (the “Option Exercise Notice”) as to the cash purchase price that it proposes to pay the Holder for such Subject Securities (the “Offer Price”). The Option Exercise Notice shall constitute an offer to purchase such Subject Securities at the cash Offer Price and on the other terms and conditions set forth in the Option Exercise Notice. The Holder shall have ten (10) days to accept, in writing, the offer (if any) made by the Company in the Option Exercise Notice. If (i) the Company does not deliver an Option Exercise Notice to the Holder before the expiration of the Option Period, or (ii) the Holder does not accept the Company’s offer, the Holder shall be entitled to transfer such Subject Securities subject to the other terms of this Indenture on terms and conditions, in the case of clause (ii) only, that are not less favorable to the Holder than those set forth in the Option Exercise Notice (and that are no more favorable to the purchaser) in the Holder’s reasonable judgment; provided, however, that (i) such transfer to the purchaser is completed within one hundred eighty (180) days after delivery of the Offer Notice to the Company. If at the end of the one hundred eighty (180) day period, the Holder has not completed the transfer of such Subject Securities, the Holder shall no longer be permitted to transfer such Subject Securities without again fully complying with the provisions of this paragraph. Notwithstanding any provision in this Indenture to the contrary, the Company may assign its rights and obligations under this paragraph to any Person; provided that the Company shall be liable to the Holder for any breach of, or failure to comply with, this paragraph by any such assignee. In connection with any such transfer, the Company agrees that the Holder may provide any information about the Company properly in its possession to the proposed transferee (unless such transferee is a Competitor or the Company consents to the transfer), provided, that such proposed transferee agrees to confidentiality terms substantially similar to those applicable to the Holder.

(b) Special Transfer Provisions. (i) No sale or other transfer of a Security that is a Restricted Security (including, without limitation, by pledge or hypothecation) or any interest therein may be made unless such sale or transfer (A) is made pursuant to an exemption from the registration requirements of the Securities Act of 1933, and is exempted from any applicable state securities law, and (B) will not cause the Company to become subject to the registration or reporting requirements of the Securities Exchange Act of 1934. Any transfer in violation of the restrictions on transfer set forth herein will be of no force and effect, will be void ab initio and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary to or by the Company or the Trustee.

(ii) Transfers of Securities shall be subject to restrictions on transfer as set forth in the Private Placement Legend.

(iii) With respect to the registration of transfer of a Security constituting a Restricted Security, if the proposed transferor is a member of, or participant in, the Depository holding a beneficial interest in the Global Security, upon receipt by the Security Registrar of (x) evidence of compliance with the transfer requirements set forth elsewhere in this Section 3.05 and (y) instructions given in accordance with the Applicable Procedures and the Security Registrar’s procedures, (1) the Security Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding definitive securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more definitive Securities of like tenor and principal amount.

(iv) Upon the valid transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall, subject to the requirements of this Indenture, deliver Securities that do not bear the Private Placement Legend. Upon the valid transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall, subject to the requirements of this Indenture, deliver only Securities that bear the Private Placement Legend unless (x) such Securities are being registered under the Securities Act of 1933 or (y) the Securities Registrar shall receive an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act of 1933. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Security Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(v) In the event that the Company determines it is advisable to remove, replace or modify such Private Placement Legend (based on an Opinion of Counsel), the Company shall provide each Holder, without any expense, with new certificates, if any, for the Securities either (x) not bearing the Private Placement Legend with respect to which the restriction has ceased and terminated and/or (y) bearing such additional and/or modified restrictive legends, in the case of each of subclauses (x) and (y), as the Company determines advisable based on the above-mentioned Opinion of Counsel.

(vi) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend, agrees that it shall transfer such Security only as provided in this Indenture, and agrees that it will provide written notice of such restriction or transfer to any subsequent transferee or proposed transferee.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of Prepayment) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.

Section 3.06 Mutilated, Destroyed, Lost or Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount, and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security, including all Amortization Payments thereon.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or actual notice by a Responsible Officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding or, in case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security, including all Amortization Payments thereon.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Securities Register as the owner of such Security for the purpose of receiving payments on such Security and for all other purposes whatsoever, whether or not payments on such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.08 Cancellation. All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities shall be held by the Trustee subject to its record retention requirements.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall upon a Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and any other provision expressly provided for herein to survive), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) the final payment of all such Securities not theretofore delivered to the Trustee for cancellation

(i) has become due and payable, or

(ii) will become due and payable within one year, or

(iii) will by subject to Prepayment within one year under arrangements satisfactory to the Trustee for the giving of notice of Prepayment by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash or U.S. Government Obligations sufficient to make the final Amortization Payment or full Prepayment on such Securities not theretofore delivered to the Trustee for cancellation, (in the case of Securities which have become due and payable);

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as a Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Amortization Payments for whose payment such cash or U.S. Government Obligations has been deposited with the Trustee; but such cash or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 4.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all cash or U.S. Government Obligations then held by any Paying Agent (other than the Trustee, if the Trustee be a Paying Agent) under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such cash or U.S. Government Obligations.

Section 4.04 Repayment of Moneys Held by Trustee. Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent for payments on any Security and not applied but remaining unclaimed by the Holders for two years after the date upon which the payments on such Security shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on demand; and the Holder of any of the Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or such Paying Agent with respect to such cash or U.S. Government Obligations shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Holder or published once a week for two successive weeks (in each case on any day of the week) in an Authorized Newspaper, or both, a notice that said cash or U.S. Government Obligations have not been so applied and that after a date named therein any unclaimed balance of said cash or U.S. Government Obligations then remaining will be returned to the Company. It shall not be necessary for more than one such publication to be made in the same newspaper.

ARTICLE V

REMEDIES

Section 5.01 Events of Default. “Event of Default”, wherever used herein with respect to Securities, shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any Amortization Payment (other than the final Amortization Payment) or any Prepayment on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the final Amortization Payment; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Requisite Holders a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under the Bankruptcy Code or any other similar Federal or State law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(5) the commencement by the Company of a voluntary case or proceeding under the Bankruptcy Code or any other similar Federal or State law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under the Bankruptcy Code or any other similar Federal or State law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Requisite Holders may demand the Prepayment of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such Prepayment shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in interest of the Outstanding Securities, by written notice to the Company and the Trustee, may waive all Defaults and past Events of Default and the consequences thereof and rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) the Amortization Payments on the Securities which have become due otherwise than by such declaration of accelerated Prepayment plus interest at the 9% rate, and

(B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to the Securities, other than the failure to make accelerated Prepayments on the Securities which have become due solely by such declaration of acceleration, have been cured or waived.

No waiver, rescission or annulment described in this Section 5.02 shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that (1) in case default shall be made in the payment of Amortization Payments (other than the final Amortization Payment) or any Prepayment, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the final Amortization Payment of the Securities, then, upon demand of the Trustee, the Company will make a Prepayment to the Trustee, for the benefit of the Holders of the Securities, of the amount due on all the Securities; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

In case the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee, irrespective of whether the amounts outstanding under the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Amortization Payments or Prepayments, shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the Prepayment of the whole amount of Amortization Payments owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of Amortization Payments, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for Amortization Payments or Prepayments on the Securities in respect of which or for the benefit of which such money or property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Amortization Payments or Prepayments; and

THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 5.07 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2) the Requisite Holders shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders shall have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(5) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.12 during such 90-day period by the Holders of a majority in interest of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable and common benefit of all of such Holders.

Section 5.08 Unconditional Right of Holders to Receive Amortization Payments. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the Amortization Payments on such Security on the applicable Amortization Payment Dates expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders. The Holders of a majority in interest of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities; provided, however, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(3) such direction is not unduly prejudicial to the rights of Holders not taking part in such direction, and

(4) such direction would not involve the Trustee in personal liability unless the Trustee is willing to act and such Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any such liability.

Section 5.13 Waiver of Past Defaults. The Holders of not less than a majority in interest of the Outstanding Securities may on behalf of the holders of all the Securities waive any past Default hereunder and its consequences, except a Default

(1) in any Amortization Payments or Prepayments due and payable on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, and the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders holding in the aggregate more than 10% in interest of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of Amortization Payments or Prepayments on any Security on or after the final Amortization Payment Date due date therefor.

ARTICLE VI

THE TRUSTEE

Section 6.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) or (f) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders in accordance herewith.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI and to the provisions of the TIA.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Authorized Officer of the Company.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 6.02 Notice of Defaults. Within 90 days after the occurrence of any Default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the Amortization Payments or Prepayments on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities.

Section 6.03 Certain Rights of Trustee.

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proven or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel, and the advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) except during the continuance of an Event of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

(i) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel;

(j) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder;

(k) the Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers;

(l) if the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(m) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or has received written notice from the Company or any Holder of any event which is in fact such a Default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(n) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(o) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(p) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(q) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.04 Trustee Not Responsible for Recitals in Indenture or in Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, and to authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05 May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311 (which shall be deemed to apply to the Trustee whether or not this Indenture is then subject to the TIA), may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06 Money Held in Trust. Subject to the provisions of Section 4.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the receipt of a Company Order with respect thereto.

Section 6.07 Compensation and Reimbursement. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall agree in writing for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to a lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or enforcement of this Indenture (including this Section 6.07). The obligations of the Company under this Section shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payments due on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 6.07 shall not be subordinate to any other liability or indebtedness of the Company. When the Trustee incurs expenses or renders services in connection with the occurrence of an Event of Default under Sections 5.01(4) or (5), the expenses (including the reasonable fees, charges and expenses of its counsel) are intended to constitute expenses of administration under any applicable bankruptcy law; provided that this shall not affect the Trustee’s rights as set forth herein.

Section 6.08 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) (whether or not this Indenture is then subject to the TIA) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in Section 6.09.

Section 6.09 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Company and by mailing notice thereof to the Holders of the Securities, as their names and addresses appear in the Security Register. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder or Holders of at least 10% in interest of the Outstanding Securities who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 5.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(c) The Trustee may be removed and a successor Trustee appointed at any time with respect to the Securities by Act of the Holders of a majority in interest of the Outstanding Securities, delivered to the Trustee so removed, to the successor Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) (which shall be deemed to apply to the Trustee whether or not this Indenture is then subject to the TIA) after written request therefor by the Company or by any Holder or any Holders of at least 25% in interest of the Outstanding Securities who has been a bona fide holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Holder or Holders, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company by a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, one copy of which Board Resolution shall be delivered to the Trustee so removed and one copy to the successor Trustee, or any Holder or Holders of at least 25% in interest of the Outstanding Securities who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the

Holders of a majority in interest of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.10, any Holder or Holders of at least 25% in interest of the Outstanding Securities who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

Section 6.10 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges pursuant to Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

(d) Upon acceptance of appointment by a successor Trustee as provided in this Section, the Company shall mail notice of the succession of such Trustee hereunder to the Holders of the Securities as their names and addresses appear on the Security Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS

BY TRUSTEE AND COMPANY

Section 7.01 Names and Addresses of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Securities Registrar, the Company shall furnish or cause the Securities Registrar to furnish to the Trustee before each Regular Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee. Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Security Registrar nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.01, regardless of the source from which such information was derived.

Section 7.02 Reports by Trustee. On or before July 31, 2010, and on or before July 31 in every year thereafter, whether or not this Indenture is then governed by the TIA, and so long as any Securities are Outstanding hereunder, the Trustee shall transmit to the Holders, in the manner provided in TIA Section 313(c), and to the Company a brief report, dated as of the preceding May 31 and required (or that would be required if this Indenture were then subject to the TIA) by TIA Section 313(a).

Section 7.03 Reports by Company. The Company covenants and agrees to file with the Trustee:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company commencing January 1, 2010, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and comprehensive income, member’s interest and cash flows for such year setting forth in each case in comparative form the figures for the previous year, audited by KPMG LLP or other independent registered public accounting firm of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company commencing January 1, 2010, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and comprehensive income, member’s interest and cash flows for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures for the previous year.

All financial statements referred to in Section 7.03(a) and (b) above shall be prepared in reasonable detail and in accordance with GAAP applied (except (x) as disclosed in reasonable detail therein or excepted therein and (y) as to the financial statements provided pursuant to Section 7.03(b), subject to the absence of footnotes and year-end adjustments (unless such footnotes and year-end adjustments are otherwise provided in accordance with the Company’s then current internal quarterly accounting practices)) consistently throughout the periods reflected therein and with prior periods.

Prior to the consummation of an IPO, the Trustee and each Holder that is a Competitor (or an Affiliate thereof) agree, whether prior to or after a Default or Event of Default has occurred or is continuing, that such Holder is not entitled to receive or access any financial statements or other information delivered to the Trustee pursuant to this Section 7.03 without the Company’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned); provided, that, such restrictions are subject to, after giving effect to the waivers set forth in this paragraph, the Trustee’s duties to such Holder. Upon the request, the Trustee will be entitled to obtain prompt written confirmation from the Company as to whether (x) a Holder or prospective Holder is a Competitor (or an Affiliate thereof) or (y) the Company has consented that a Holder that is a Competitor (or an Affiliate thereof) may receive such financial statements or other information and, in each case, may conclusively rely on such confirmation. To the extent it may lawfully do so, each Holder waives any duty or other obligation (fiduciary or otherwise) that the Trustee may have to it in connection with the Trustee’s compliance with the restrictions set forth in this Section 7.03 with respect to not furnishing financial statements or other information to a Competitor (or an Affiliate thereof).

If (and for so long as) the Company, or an entity of which the Company is a consolidated Subsidiary becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, then the covenants set forth in Sections 7.03(a) and (b) shall be of no further force or effect and the Company shall (i) within 15 days after the Company is required to file the same with the Commission, file with the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934 and (ii) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

Delivery of any reports, information or documents to the Trustee described in this Section 7.03 is for informational purposes only, and the Trustee’s receipt of such should not constitute constructive notice of any information contained therein or determinable from information contained therein including the Company’s compliance with any covenant hereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

ARTICLE VIII

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01 Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell or convey all or substantially all its assets to, or merge with or into any other Person (other than an individual); provided, however, that in any such case, (i) the successor entity shall be an entity organized and existing under the laws of the United States of America or a State thereof and such entity shall expressly assume the obligation to make the Amortization Payments or Prepayments on all the Securities when and as the same become due and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company, by an indenture supplemental hereto reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such entity, and (ii) such successor entity shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition.

Section 8.02 Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, and the predecessor corporation shall be relieved of any further obligation under this Indenture. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 8.03 Officer’s Certificate and Opinion of Counsel. The Trustee, subject to the provisions of Section 6.03, may receive an Officer’s Certificate and an Opinion of Counsel, if required, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eight.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eight hereof; or

(2) to add to the covenants of the Company or to add rights or remedies for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default for the benefit of the Holders; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee and the Holders upon such Default or may limit the right of the Holders of a majority in interest of Securities to which such additional Events of Default apply to waive such Default; or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in (i) bearer form, registrable or not registrable as to principal, and/or (ii) coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form; or

(5) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make such other provisions with respect to matters or questions arising under this Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of the Securities in any material respect; or

(6) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Securities pursuant to Sections 4.01, 12.02 and 12.03; provided that any such action shall not adversely affect the interests of the Holders of the Securities in any material respect; or

(7) to secure the Securities; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

(9) to comply with the rules of any applicable securities Depository; or

(10) in connection with the registration of the Securities under the Securities Act of 1933, to add or modify such provisions of this Indenture (i) as are necessary in order for this Indenture to comply with and conform to the applicable provisions of the Trust Indenture Act of 1939 and (ii) to provide for a co-issuer of the Securities that is a corporation.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Outstanding Securities, notwithstanding any of the provisions of Section 9.02.

Section 9.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in interest of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the due date of any Amortization Payment or Prepayment, or reduce the amount of any such Amortization Payment or Prepayment, or (ii) impair the right to receive Amortization Payments or Payment with respect to any Security or the right to institute suit for the enforcement of any such payment on or after the relevant due date thereof, or (iv) change the place or currency of payment of Amortization Payments or Prepayments in respect of the Securities, or (v) change the amendment provisions which require each Holder’s consent, or (vi) reduce the aforesaid percentage in interest of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, in each case, without the consent of each Holder of Outstanding Securities affected thereby.

Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Notwithstanding anything contained in this Indenture, with the consent of the New VEBA, by Act of said Holder delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of changing in any manner or eliminating Section 5.01(3).

Section 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE X

PARTICULAR COVENANTS OF THE COMPANY

Section 10.01 Payment of Amortization Payments. The Company covenants and agrees for the benefit of each Holder of the Securities that it will duly and punctually pay or cause to be paid the Amortization Payments on the Securities in accordance with the terms of the Securities and this Indenture. At the option of the Company, all Amortization Payments may be paid by official bank check to the registered Holder of the Security or other person entitled thereto against surrender of such Security or by wire transfer to an account of the Person entitled thereto as such account shall have been provided to the Security Registrar.

Section 10.02 Maintenance of Office or Agency. The Company will maintain at the Place of Payment for the Securities an office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give notice to the Trustee of the location, and any change in the location, of each such office or agency. In case the Company shall fail to maintain any such required office or agency or shall fail to give notice of the location or of any change thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust office of the Trustee. The Company hereby initially appoints the Trustee as its office or agency for each of said purposes.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03 Money for Securities Amortization Payments or Prepayments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before the due date for each Amortization Payment or Prepayment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Amortization Payment or Prepayment so becoming due. The Company will promptly notify the Trustee of any failure to take such action or the failure by any other obligor on the Securities to make any payment of an Amortization Payment or Prepayment on the Securities when the same shall be due and payable.

Whenever the Company shall have one or more Paying Agents, it will, prior to the due date for each Amortization Payment or Prepayment in respect of the Securities, deposit with a Paying Agent a sum sufficient to pay the Amortization Payment or Prepayment so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Amortization Payment or Prepayment, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of an Amortization Payment or Prepayment (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Persons entitled thereto;

(2) give the Trustee notice of any failure by the Company to make any payment of Amortization Payments or Prepayments on the Securities when the same shall be due and payable; and

(3) at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of this Indenture, or for any other reason, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 10.04 Anti-Layering. The Company shall not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Debt that is senior in any respect in right of payment to the Securities. The Company may, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Debt pari passu with, or subordinate to, the Securities.

Section 10.05 Limitation on Subsidiary Debt Incurrence. The Company will not cause or permit any Subsidiary to, directly or indirectly, create, incur or assume any Indebtedness except (i) Indebtedness not denominated in Dollars (other than Dollar-denominated Indebtedness in Mexico or in other foreign countries who are not members of the Organisation for Economic Co-operation and Development that is unsecured, or if secured, is secured by inventory and receivables) incurred by a Foreign Subsidiary solely for its or its own Foreign Subsidiaries working capital purposes, (ii) Indebtedness of any Subsidiary that becomes a Subsidiary Guarantor, and (iii) Permitted Indebtedness.

Section 10.06 Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

ARTICLE XI

PREPAYMENT

Section 11.01 Applicability of Article. Amortization Payments on the Securities shall be prepayable at the election of the Company in accordance with their terms and in accordance with this Article.

Section 11.02 Election to Repay; Notice to Trustee. The Company may elect to prepay any Amortization Payment, in whole or in part, at any time without penalty. In case of any Prepayment at the election of the Company of less than all the Securities, the Company shall, at least ten (10) days prior to the Prepayment Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Prepayment Date and of the amount of Prepayment and shall deliver to the Trustee such documentation and records as shall enable the Trustee to determine the effect of the Prepayment pursuant to Section 11.03.

Section 11.03 Application of Prepayment. So long as no Default or Event of Default shall have occurred and be continuing, any Prepayment shall be applied by the Company to reduce the next two annual aggregate Amortization Payments due following such Prepayment. To the extent that any Prepayment as adjusted to give effect to the implied interest rate of 9% per annum (computed on the basis of a year of 365/366 days) exceeds the amount of the next two annual aggregate Amortization Payments due following such Prepayment, such excess shall be applied to reduce the subsequent scheduled Amortization Payments in inverse order of maturity, and such subsequent scheduled Amortization Payments shall also be adjusted to give effect to the implied interest rate of 9% per annum. For the avoidance of doubt, any Prepayment made by the Company will be applied to reduce future Amortization Payments by giving effect to the implied interest rate of 9% per annum. For example, a $1,000,000 Prepayment made six (6) months prior to an annual Amortization Payment Date shall be applied to reduce the annual Amortization Payment due on such date by $1,045,000 (i.e., the amount prepaid plus 9% interest per annum on such amount applied for such six (6) month period).

Section 11.04 Notice of Prepayment. Notice of Prepayment shall be given by the Company or, at the Company’s request, by the Trustee.

All notices of Prepayment shall state:

(1) the Prepayment Date,

(2) the Prepayment amount,

(3) the amended schedule of Amortization Payments after giving effect to the Prepayment;

(4) that on the Prepayment Date the Prepayment will become due and payable, and

(5) the place or places where such Securities are to be surrendered for payment of the Prepayment amount if the Securities are being prepaid in full.

Section 11.05 Deposit of Prepayment Amount. On or before any Prepayment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Prepayment amount on that date.

ARTICLE XII

DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01 Company’s Option to Effect Defeasance or Covenant Defeasance. Defeasance of the Securities under Section 12.02, or covenant defeasance under Section 12.03 shall be made in accordance with the terms of the Securities and in accordance with this Article.

Section 12.02 Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the

Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, Amortization Payments on such Securities when such Amortization Payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.02, 3.05, 3.06, 10.02 and 10.03, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including without limitation Section 6.07 hereto) and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 with respect to the Securities.

Section 12.03 Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section, the Company shall be released from its obligations under Sections 7.03, 10.04 and 10.05, and the Company shall be released from its obligations under any other covenant, with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 7.03, 10.04 and 10.05, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of any reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under subsection 5.01(3) of this Indenture, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 12.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of Amortization Payments in respect thereof in accordance with their terms will provide, not later than one day before the Amortization Payment Date, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the Amortization Payments on the Outstanding Securities on the Amortization Payment Date. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of Amortization Payments on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of Amortization Payments on the U.S. Government Obligation evidenced by such depository receipt.

(2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(4) and (5) are concerned, at any time during the period ending on the 61st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest as defined in the TIA with respect to any securities of the Company (whether or not this Indenture is then subject to the TIA).

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument other than this Indenture to which the Company is a party or by which it is bound.

(5) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the first issuance by the Company of Securities pursuant to this instrument, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6) In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.02 or the covenant defeasance under Section 12.03 (as the case may be) have been complied with.

Section 12.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of Amortization Payments, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the Amortization Payments received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company, from time to time upon Company Request, any money or U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent “defeasance” or “covenant defeasance”.

Section 12.06 Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 12.05 with respect to the Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred with respect to the Securities pursuant to Section 12.04 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.05.

ARTICLE XIII

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS,

OFFICERS, DIRECTORS AND EMPLOYEES

Section 13.01 Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.01 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its respective successors and assigns, whether so expressed or not.

Section 14.02 Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company.

Section 14.03 Required Notices or Demands. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may, except as otherwise provided in Section 5.01(3), be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee), as follows: to the Company, New Carco Acquisition LLC, 1000 Chrysler Drive, Auburn Hills, MI 48326, Attention: General Counsel. Any notice, direction, request or demand by the Company or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in the United States addressed to the Corporate Trust Office of the Trustee. Any notice required or permitted to be mailed to a Holder by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Security Register. In any case, where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.04 Indenture and Securities to be Construed in Accordance with the Laws of the State of New York. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to its principles of conflicts of laws.

Section 14.05 Waiver of Right to Trial by Jury. THE PARTIES HERETO AND THE HOLDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE OR ANY OF THE SECURITIES, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND THE TRUSTEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS INDENTURE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 14.06 Indenture May be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

U.S. Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, NEW CARCO ACQUISITION LLC has caused this Indenture to be duly signed and acknowledged by an Authorized Officer, and its corporate seal to be affixed hereunto, and the same to be attested by its secretary; and U.S. BANK NATIONAL ASSOCIATION, as Trustee, has caused this Indenture to be duly executed by one of its Vice Presidents thereunto duly authorized.

NEW CARCO ACQUISITION LLC

By:	/s/ Giorgio Fossati
Name: Giorgio Fossati
Title: Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:Richard Prokosch
Title: Vice President

EXHIBIT A: FORM OF SECURITY

THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY SHALL BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

NEW CARCO ACQUISITION LLC

NOTES DUE 2023

[CUSIP No.                     ]

$

No.

NEW CARCO ACQUISITION LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the annual Amortization Payments on July 15 in each year, commencing July 15, 2010, until the principal hereof is paid or made available for payment. Interest on any overdue payment shall accrue at a rate of 9% per annum on the overdue amount from the applicable Amortization Payment Date to the date of actual payment. The Amortization Payment so payable, and punctually paid or duly provided for, on any Amortization Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Amortization Payment, which shall be July 1 (whether or not a business day), as the case may be, next preceding such Amortization Payment Date.

Amortization Payments on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of Amortization Payments may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be signed by an Authorized Officer, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:

[CORPORATE SEAL]	NEW CARCO ACQUISITION LLC

By
Attest:
By

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture, dated as of June 10, 2009 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject to Prepayment in whole or in part at the election of the Company as provided in the Indenture.

The Securities are subject to the defeasance and covenant defeasance provisions set forth in Article Twelve of the Indenture.

If an Event of Default with respect to the Securities shall occur and be continuing, the Amortization Payments in respect of the Securities may be declared prepayable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in interest of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in interest of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to make the Amortization Payments on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment on this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (except in connection with the initial issuance of the Securities to the New VEBA or [VEBA Holdcos]).

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

_____________________________________________________________________________________(“Transferee”)

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint___________________________________________________________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

In connection with any transfer of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 as amended (the “Securities Act”)) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144A under the Securities Act; or

(5)	☐	pursuant to another available exemption under the Securities Act; or

(6)	☐	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof;

provided that if box (2), (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (2)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.05(b) of the Indenture shall have been satisfied.

The Holder hereby represents that:

[Check One]

(1)	☐	the Transferee is not a Competitor (or an Affiliate thereof) (as defined in the Indenture); or

(2)	☐	the Transferee is a Competitor (or an Affiliate thereof).

If box (2) above is checked and the Company has not consummated an IPO (as defined in the Indenture), the consent of the Company shall be required for the proposed transfer.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

If you are the Transferee of this Security, please complete the form below.

In connection with the transfer of this Security, the undersigned represents and warrants to the Company and the Trustee that:

[Check One]

(1)	☐	the Transferee is not a Competitor (or an Affiliate thereof) (as defined in the Indenture); or

(2)	☐	the Transferee is a Competitor (or an Affiliate thereof).

If box (2) above is checked and the Company has not consummated an IPO (as defined in the Indenture), the consent of the Company shall be required for the proposed transfer.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASE OR DECREASE TO GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Principal Amount of
	Amount of Decreases	Amount of Increases	this Global Security	Signature of
	in Principal Amount	in Principal Amount	Following Such	Authorized Officer
Date of Exchange	of this Global Security	of this Global Security	Decreases or Increases	of Trustee

FORM OF LEGEND FOR GLOBAL SECURITIES

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

                    ,

Re: NEW CARCO ACQUISITION LLC NOTE

Ladies and Gentlemen:

In connection with our proposed purchase of $                     aggregate principal amount of the Securities, we confirm that:

2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of June 10, 2009 relating to the Securities (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is within six months (or, in the case of a non-reporting issuer under the Securities Exchange Act of 1934, one year) after the original issuance of the Securities or the last date on which the Security is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States to an institutional “accredited investor” (as defined below); provided, that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, substantially in the form of this letter, (iii) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (iv) pursuant to the exemption from registration provided by Rule 144A under the Securities Act, (v) pursuant to another available exemption under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us, if applicable, a notice advising such purchaser that resales of the Securities are restricted as stated herein.

4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974).

5. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

6. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

8. We are not acquiring Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

Schedule 1.01(a): Auburn Hills Property

Land situated in the City of Auburn Hills, County of Oakland, State of Michigan, with the address of 1000 Chrysler Drive, Auburn Hills, MI 48326, together with all improvements thereon:

Part of Sections 13, 23 and 24, Town 3 North, Range 10 East described as beginning at a point distant North 87 degrees 07’ 26” East 2660.21 feet from the corner common to Sections 13, 14,

23 and 24 (the Northwest corner of Section 24), thence

North 04 degrees 59’ 25” West 370.63 feet, thence

South 21 degrees 41’ 14” East 86.73 feet, thence

South 23 degrees 24’ 46” East 1129.25 feet, thence

along a curve to the right, radius 2686.78 feet, chord bears South 13 degrees 55’ 08” East 886.38 feet, a distance of 890.45 feet, thence along a curve to the right, radius 2686.78 feet, chord bears South 00 degrees 24’ 58” West 453.46 feet, a distance of 454 feet, thence along a curve to the right, radius 2686.78 feet, chord bears South 15 degrees 23’ 28” West 945.50 feet, a distance of 950.45 feet, thence

South 25 degrees 31’ 31” West 896.06 feet, thence

along a curve to the left, radius 1000 feet, chord bears South 13 degrees 05’ 13” West 430.78 feet, a distance of 434.18 feet, thence

South 00 degrees 38’ 54” West 1114.07 feet, thence

South 86 degrees 45’ 29” West 2318.87 feet as assessed (South 86 degrees 49’ 55” West 2311.74 feet as deeded), thence

South 87 degrees 34’ 43” West 1951.10 feet as assessed (South 87 degrees 34’ 43” West 1951.49 feet as deeded), thence

North 02 degrees 25’ 18” West 15 feet as assessed (North 02 degrees 25’ 17” West 75.00 feet as deeded), thence

South 87 degrees 34’ 43” West 261.12 feet, thence

North 05 degrees 30’ 30” West 756.96 feet, thence

North 16 degrees 59’ 28” East 366.72 feet, thence

North 16 degrees 10’ 49” West 116.06 feet, thence

North 21 degrees 23’ 06” West 315.89 feet, thence

North 23 degrees 29’ 53” West 268.76 feet, thence

North 03 degrees 26’ 31” East 206.60 feet, thence

North 21 degrees 22’ 20” East 235.46 feet, thence

North 59 degrees 46’ 55” East 297.51 feet, thence

North 86 degrees 59’ 27” East 113.25 feet, thence

North 02 degrees 47’ 35” West 285.28 feet, thence

North 87 degrees 12’ 15” West 56.79 feet, thence

North 85 degrees 03’ 54” West 280.22 feet, thence

North 66 degrees 18’ 08” West 266.27 feet, thence

North 29 degrees 14’ 19” West 72.38 feet, thence

North 57 degrees 59’ 33” East 111.26 feet, thence

South 67 degrees 00’ 25” East 420.08 feet, thence

North 67 degrees 39’ 40” East 467.08 feet, thence

North 24 degrees 52’ 10” East 215.33 feet, thence

North 76 degrees 23’ 10” East 363.75 feet, thence

North 25 degrees 58’ 55” East 489.97 feet, thence

North 29 degrees 55’ 42” East 252.14 feet, thence

North 60 degrees 15’ 48” East 512.88 feet, thence

North 69 degrees 44’ 08” East 282.21 feet, thence

North 79 degrees 34’ 48” East 351.35 feet, thence

North 28 degrees 26’ 18” East 315.55 feet, thence

North 81 degrees 15’ 24” East 524.02 feet, thence

North 81 degrees 17’ 58” East 541.83 feet, thence

North 33 degrees 41’ 03” East 376.97 feet, thence

North 33 degrees 52’ 03” East 420.88 feet, thence

North 70 degrees 20’ 53” East 403.56 feet, thence

South 62 degrees 15’ 07” East 240.61 feet, thence

North 01 degrees 01’ 44” East 150.33 feet, to the point of the beginning; excepting therefrom those parts taken for Chrysler Drive East, South and West.

Schedule 1.01(b): Other Outstanding Indebtedness

1.	Pick-Up Boxes Painting and Trimming Agreement, dated August 9, 2006, between DaimlerChrysler de Mexico, S.A. de C.V. and Pintura, Estampado y Montaje S.A. de C.V., with an amount of $41,227,000 outstanding as of March 31, 2009.

2.	Lease Agreement, dated as of June 10, 2008, between UIR Sante Fe 4, S.A. de C.V. as Lessor and Chrysler de Mexico, S.A. de C.V, with base rent of $604,856 per month starting August 1, 2008 for 15 years, with an annual step up equal to the lessor of 3% or increase in CPI.

3.	Loan Agreement, dated August 3, 2007, between Chrysler Mexico Holding S. de R.L. de C.V. and DaimlerChrysler Financial Services Americas LLC, with amounts payable under this note due and payable on July 31, 2012 and with 447,200,000 Mexican Pesos outstanding at March 31, 2009.

4.	Obligations under Utility Services Agreements dated May 24, 2004, with DTE Energy Center, LLC and Utility Assets, LLC for a term of twenty years, as amended. Obligations under this arrangement amounted to $250,192,000 (before purchase accounting) at March 31, 2009.